EXHIBIT 4.7


                             [CONFORMED COPY]








                          BOWATER INCORPORATED

                                   TO





                          MANUFACTURERS HANOVER
                              TRUST COMPANY,
                                               Trustee



                                Indenture

                        Dated as of August 1, 1989




                               $300,000,000

                        9% Debentures Due 2009

                         BOWATER INCORPORATED
   Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of August 1, 1989
Trust Indenture
  Act Section                                  Indenture Section
Section 310(a)(1)..................................   609
    (a)(2)..................................   609
    (a)(3)..................................   Not Applicable
    (a)(4)..................................   Not Applicable
    (b).....................................   608
                                               610
Section 311(a).....................................   613(a)
    (b).....................................   613(b)
    (b)(2)..................................   703(a)(2)
                                               703(b)
Section 312(a).....................................   701
                                               702(a)
    (b).....................................   702(b)
    (c).....................................   702(c)
Section 313(a).....................................   703(a)
    (b).....................................   703(b)
    (c).....................................   703(a), 703(b)
    (d).....................................   703(c)
Section 314(a).....................................   704
    (b).....................................   Not Applicable
    (c)(1)..................................   102
    (c)(2)..................................   102
    (c)(3)..................................   Not Applicable
    (d).....................................   Not Applicable
    (e).....................................   102
Section 315(a).....................................   601(a)
    (b).....................................   602
                                               703(a)(6)
    (c).....................................   601(b)
    (d).....................................   601(c)
    (d)(1)..................................   601(c)(1)
    (d)(2)..................................   601(c)(2)
    (d)(3)..................................   601(c)(3)
    (e).....................................   514
Section 316(a).....................................   101
    (a)(1)(A)...............................   502
                                               512
    (a)(1)(B)...............................   513
    (a)(2)..................................   Not Applicable
    (b).....................................   508
Section 317(a)(1)..................................   503
    (a)(2)..................................   504
    (b).....................................   1003
Section 318(a).....................................   107
__________
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                       TABLE OF CONTENTS

                                                          PAGE


PARTIES...................................................  1
RECITALS OF THE COMPANY...................................  1

                          ARTICLE ONE
  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.  Definitions.................................  1
                 Act......................................  2
                 Affiliate................................  2
                 Attributable Debt........................  2
                 Board of Directors.......................  2
                 Board Resolution.........................  2
                 Business Day.............................  2
                 Calculation Date.........................  3
                 Commission...............................  3
                 Company..................................  3
                 Company Request; Company Order...........  3
                 Consolidated Net Tangible Assets.........  3
                 Corporate Trust Office...................  3
                 Corporation..............................  3
                 Debenture Register; Debenture Registrar..  3
                 Defaulted Interest.......................  3
                 Designated Event.........................  4
                 Event of Default.........................  4
                 Full Rating Category.....................  4
                 Funded Debt..............................  4
                 Holder...................................  4
                 Indenture................................  4
                 Interest Payment Date....................  4
                 Investment Grade.........................  4
                 Maturity.................................  4
                 Moody's..................................  4
                 Officers' Certificate....................  4
                 Opinion of Counsel.......................  4
                 Outstanding..............................  5
                 Paying Agent.............................  5
                 Person...................................  5
                 Predecessor Debenture....................  6
                 Principal Property.......................  6
                 Rating Agency............................  6
                 Rating Date..............................  6
                 Rating Decline...........................  6
                 Realty Subsidiary........................  6


Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                 Redemption Date..........................   6
                 Regular Record Date......................   6
                 Repurchase Date..........................   6
                 Responsible Officer......................   6
                 Restricted Subsidiary....................   7
                 S&P......................................   7
                 Special Record Date......................   7
                 Stated Maturity..........................   7
                 Subsidiary...............................   7
                 Timberlands..............................   7
                 Trustee..................................   7
                 Trust Indenture Act......................   8
                 Vice President...........................   8
                 Voting Stock.............................   8
                 U.S. Government Obligations..............   8
                 1934 Act.................................   8
SECTION 102. Compliance Certificates and Opinions.........   8
SECTION 103. Form of Documents Delivered to Trustee.......   9
SECTION 104. Acts of Holders..............................  10
SECTION 105. Notices, Etc., to Trustee and Company........  10
SECTION 106. Notice to Holders; Waiver....................  11
SECTION 107. Conflict with Trust Indenture Act............  11
SECTION 108. Effect of Headings and Table of Contents.....  11
SECTION 109. Successors and Assigns.......................  12
SECTION 110. Separability Clause..........................  12
SECTION 111. Benefits of Indenture........................  12
SECTION 112. Governing Law................................  12
SECTION 113. Legal Holidays...............................  12

                          ARTICLE TWO

                        DEBENTURE FORMS

SECTION 201. Forms Generally..............................  12
SECTION 202. Form of Face of Debenture....................  13
SECTION 203. Form of Reverse of Debenture.................  14
SECTION 204. Form of Trustee's Certificate of
               Authentication.............................  17

                          ARTICLE THREE

                          THE DEBENTURES

SECTION 301. Title and Terms..............................  17
SECTION 302. Denominations................................  18
SECTION 303. Execution, Authentication, Delivery
               and Dating.................................  18
SECTION 304. Temporary Debentures.........................  19
SECTION 305. Registration, Registration of Transfer
               and Exchange...............................  19
SECTION 306. Mutilated, Destroyed, Lost and Stolen
               Debentures.................................  20
SECTION 307. Payment of Interest; Interest Rights
               Preserved..................................  21
SECTION 308. Persons Deemed Owners........................  23
SECTION 309. Cancellation.................................  23
SECTION 310. Computation of Interest......................  23

                           ARTICLE FOUR

                    SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of
               Indenture.................................  23
SECTION 402. Application of Trust Money; Indemnification.  25
SECTION 403. Satisfaction, Discharge and Defeasance of
               Debentures................................  25

                           ARTICLE FIVE

                             REMEDIES

SECTION 501. Events of Default...........................  27
SECTION 502. Acceleration of Maturity; Recision and
               Annulment.................................  28
SECTION 503. Collection of Indebtedness and Suits for
               Enforcement by Trustee....................  29
SECTION 504. Trustee May File Proofs of Claim............  30
SECTION 505. Trustee May Enforce Claims Without
               Possession of Debentures..................  31
SECTION 506. Application of Money Collected..............  31
SECTION 507. Limitation on Suits.........................  31
SECTION 508. Unconditional Right of Holders to Receive
               Principal, Premium and Interest...........  32
SECTION 509. Restoration of Rights and Remedies..........  32
SECTION 510. Rights and Remedies Cumulative..............  33
SECTION 511. Delay or Omission Not Waiver................  33
SECTION 512. Control by Holders..........................  33
SECTION 513. Waiver of Past Defaults.....................  33
SECTION 514. Undertaking for Costs.......................  34
SECTION 515. Waiver of Stay or Extension Laws............  34

                           ARTICLE SIX

                           THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.........  35
SECTION 602. Notice of Defaults..........................  36
SECTION 603. Certain Rights of Trustee...................  36
SECTION 604. Not Responsible for Recitals or Issuance of
               Debentures................................  37
SECTION 605. May Hold Debentures.........................  38
SECTION 606. Money Held in Trust.........................  38
SECTION 607. Compensation and Reimbursement..............  38
SECTION 608. Disqualification; Conflicting Interests.....  39
             (a) Elimination of Conflicting Interest or
                   Resignation...........................  39
             (b) Notice of Failure to Eliminate
                   Conflicting Interest or Resign........  39
             (c) "Conflicting Interest" Defined..........  39
             (d) Definitions of Certain Terms Used in This
                   Section...............................  42
             (e) Calculation of Percentages of Securities  43
SECTION 609. Corporate Trustee Required; Eligibility.....  45
SECTION 610. Resignation and Removal; Appointment of
               Successor.................................  45
SECTION 611. Acceptance of Appointment by Successor......  46
SECTION 612. Merger, Conversion, Consolidation or
               Succession to Business....................  47
SECTION 613. Preferential Collection of Claims
               Against Company...........................  47
             (a) Segregation and Apportionment of
                   Certain Collections by Trustee,
                   Certain Exceptions....................  47
             (b) Certain Creditor Relationships Excluded
                   from Segregation and Apportionment....  50
             (c) Definitions of Certain Terms Used in
                   This Section..........................  51

                           ARTICLE SEVEN

         HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and
               Addresses of Holders......................  52
SECTION 702. Preservation of Information; Communications
               to Holders................................  52
SECTION 703. Reports by Trustee..........................  54
SECTION 704. Reports by Company..........................  55

                           ARTICLE EIGHT

      CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Consolidate, Etc., Only on
               Certain Terms.............................  56
SECTION 802. Successor Corporation Substituted...........  57

                           ARTICLE NINE

                     SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without
               Consent of Holders........................  58
SECTION 902. Supplemental Indentures with Consent
               of Holders................................  58
SECTION 903. Execution of Supplemental Indentures........  59
SECTION 904. Effect of Supplemental Indentures...........  59
SECTION 905. Conformity with Trust Indenture Act.........  60
SECTION 906. Reference in Debentures to Supplemental
               Indentures................................  60

                           ARTICLE TEN

                            COVENANTS

SECTION 1001. Payment of Principal, Premium and
                Interest.................................  60
SECTION 1002. Maintenance of Office or Agency............  60
SECTION 1003. Money for Debenture Payments to Be
                Held in Trust............................  61
SECTION 1004. Corporate Existence........................  62
SECTION 1005. Maintenance of Properties..................  63
SECTION 1006. Payment of Taxes and Other Claims..........  63
SECTION 1007. Restrictions on Secured Debt...............  63
SECTION 1008. Restrictions on Sales and Leasebacks.......  65
SECTION 1009. Statement by Officers as to Default........  67
SECTION 1010. Waiver of Certain Covenants................  67

                           ARTICLE ELEVEN

               REPURCHASE AT THE OPTION OF HOLDERS

SECTION 1101. Repurchase at the Option of Holders........  68
SECTION 1102. Exercise of Repurchase Right...............  68
SECTION 1103. Optional Redemption upon Repurchase of 90%
                of Debentures............................  69
SECTION 1104. Certain Definitions........................  71

TESTIMONIUM..............................................  74
SIGNATURES AND SEALS.....................................  74
ACKNOWLEDGEMENTS.........................................  75





     INDENTURE, dated as of August 1, 1989, between BOWATER INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at One Parklands Drive, P.O. Box 4012, Darien, Connecticut 06820-1412 and Manufacturers Hanover Trust Company, a corporation duly organized and existing under the laws of the State of New York, Trustee (herein called the "Trustee").


                     RECITALS OF THE COMPANY

     The Company has duly authorized the creation of an issue of its Debentures (herein called the "Debentures") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:


                           ARTICLE ONE

                DEFINITIONS AND OTHER PROVISIONS

                     OF GENERAL APPLICATION

     SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein have the meanings assigned to them therein;

          (3) all accounting terms otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     Certain terms, used principally in Article Six, are defined in that Article.

     "Act" when used with respect to any Holder has the meaning specified in Section 104.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Attributable Debt" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the rate of 9% per annum. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The
City of New York are authorized or obligated by law or executive order to close.

     "Calculation Date" has the meaning specified in Section 1104.

"Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant
Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities and equities, other than deferred income taxes, minority interests, Funded Debt, preferred stock and common shareholders' equity and (ii) all goodwill, trade names, trademarks, patents, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 450 West 33rd Street, New York, New York 10001.

     "Corporation" includes corporations, associations, companies and business trusts.

     "Debenture Register" and "Debenture Registrar" have the respective meanings specified in Section 305.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Designated Event" has the meaning specified in Section 1104.

     "Event of Default" has the meaning specified in Section 501.

     "Full Rating Category" has the meaning specified in Section 1104.

     "Funded Debt" means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower (excluding any amount thereof included in current liabilities) and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the amount so capitalized).

     "Holder" means a Person in whose name a Debenture is registered in the Debenture Register.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Debentures.

     "Investment Grade" has the meaning specified in Section 1104.

     "Maturity", when used with respect to any Debenture, means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Moody's" has the meaning specified in Section 1104.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

     "Outstanding", when used with respect to Debentures, means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

          (i) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Debentures for whose payment or redemption money in the necessary amount or U.S. Government Obligations in accordance with
Section 403 in the necessary amount, has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; and

       (iii) Debentures in exchange for or in lieu of which other
Debentures have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debentures on behalf of the Company.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

     "Principal Property" means (a) any mill, converting plant, manufacturing plant or other facility owned on the date hereof or hereafter acquired by the Company or any Restricted Subsidiary which is located within the present 50 States Of the United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, and (b) Timberlands, in each case other than (i) any property which in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety or (ii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property or (iii) any oil, gas or other minerals or mineral rights.

     "Rating Agency" has the meaning specified in Section 1104.

     "Rating Date" has the meaning specified in Section 1104.

     "Rating Decline" has the meaning specified in Section 1104.

     "Redemption Date" has the meaning specified in Section 1103.

     "Realty Subsidiary" means a Subsidiary of the Company engaged primarily in the development and sale or financing of real property.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

     "Repurchase Date" has the meaning specified in Section 1101.

     "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Subsidiary" means a Subsidiary of the Company (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the present 50 States of the United States and (ii) which owns a Principal Property, but does not include a Realty Subsidiary.

     "S&P" has the meaning specified in Section 1104.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity", when used with respect to any Debenture or any instalment of interest thereon, means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such instalment of interest is due and payable.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Timberlands" means any real property of the Company or any Restricted Subsidiary of the Company located within the present 50 States of the United States which contains standing timber which is (or upon completion of a growth cycle then in process is expected to become) of a commercial quantity and of merchantable quality, excluding however, any such real property which at the time of determination is held primarily for development or sale, and not primarily for the production of any lumber or other timber products.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905.

     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Voting Stock" has the meaning specified in Section 1104.

     "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "1934 Act" has the meaning specified in Section 704.

     SECTION 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

          (c) The ownership of Debentures shall be proved by the Debenture Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

     SECTION 105. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver, or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
Attention: Corporate Trustee Administration Department, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: Secretary or at any other address previously furnished in writing to the Trustee by the Company.

     SECTION 106. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Debenture Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of the publication of all newspapers referred to in Section 1003 or the suspension of regular mail service, or by reason of any other cause it shall be impracticable to give such notice by publication or mail, as the case may be, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose here under.

     SECTION 107. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     SECTION 108. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 109. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 110. Separability Clause. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 111. Benefits of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 112. Governing Law. This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 113. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debenture shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debentures) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                           ARTICLE TWO

                         DEBENTURE FORMS

     SECTION 201. Forms Generally. The Debentures and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures.

     The definitive Debentures shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

     SECTION 202. Form of Face of Debenture.


                      BOWATER INCORPORATED

                      9% DEBENTURE DUE 2009


No.                                               $

     Bowater Incorporated, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to
                            , or registered assigns, the principal
sum of                                  Dollars on August 1, 2009,
and to pay interest thereon from August 1, 1989 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 1 and August 1 in each year, commencing February 1, 1990, at the rate of 9% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register; provided further, however, that at the option of the Company payment of interest may be made by wire or other transfer of immediately available funds to the Person entitled thereto if such Person is the registered Holder of at least $300,000 in aggregate principal amount of Debentures and has provided appropriate written instructions for such transfer to the Company not later than the close of business on the Regular Record Date with respect to such interest payment.

     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
                                    BOWATER INCORPORATED



                                    By:______________________
Attest:



__________________________

     SECTION 203. Form of Reverse of Debenture. This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 9% Debentures Due 2009 (herein called the "Debentures"), limited in aggregate principal amount to $300,000,000, issued and to be issued under an Indenture, dated as of August 1, 1989 (herein called the "Indenture"), between the Company and Manufacturers Hanover Trust Company, Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

     If an Event of Default shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

     In the event that there occurs at any time both (a) a Designated Event with respect to the Company and (b) a Rating Decline, the holder hereof shall have the right, at the Holder's option, to require the Company to purchase all or any part of this Debenture on the date ("Repurchase Date") that is 100 days after the occurrence of the Rating Decline, at 100% of the principal amount hereof, together with accrued interest to the Repurchase Date. If on any Repurchase Date 90% or more of the Debentures Outstanding on the day on which the Rating Decline occurred are repurchased by the Company at the option of the Holders thereof pursuant to the foregoing, the Company may, within 90 days after such Repurchase Date, at its option, redeem, on not less than 30 nor more than 60 days' written notice to the Holders thereof, the remaining Debentures, as a whole but not in part, at 100% of the principal amount thereof, together with accrued interest thereon to the date of such redemption.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Debenture Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company (as provided for in Section 1002 of the Indenture) in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument Of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     SECTION 204. Form of Trustee's Certificate of Authentication. This is one of the Debentures referred to in the within-mentioned Indenture.

                             MANUFACTURERS HANOVER TRUST COMPANY,
                                          As Trustee


                             By:________________________________

                                      Authorized Officer


                         ARTICLE THREE

                         THE DEBENTURES

     SECTION 301. Title and Terms. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $300,000,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 906 or 1108.

     The Debentures shall be known and designated as the "9% Debentures Due 2009" of the Company. Their Stated Maturity shall be August 1, 2009, and they shall bear interest at the rate of 9% per annum, from August 1, 1989 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on February 1 and August 1 in each year, commencing February 1, 1990, until the principal thereof is paid or duly provided for.

     The principal of (and premium, if any) and interest on the Debentures shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register; provided further, however, that at the option of the Company payment of interest may be made by wire or other transfer of immediately available funds to the Person entitled thereto if such Person is the registered Holder of at least $300,000 in aggregate principal amount of Debentures and has provided appropriate written instructions for such transfer to the Company not later than the close of business on the Regular Record Date with respect to such interest payment.

     SECTION 302. Denominations. The Debentures shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     SECTION 303. Execution, Authentication, Delivery and Dating. The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

     Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures; and the Trustee in accordance with such Company Order and without further action by the Company shall authenticate and deliver such Debentures as in this Indenture provided and not otherwise.

     Each Debenture shall be dated the date of its authentication.

     No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer thereof, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

     SECTION 304. Temporary Debentures. Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

     If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at any office or agency of the Company designated pursuant to
Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

     SECTION 305. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at one of the offices or agencies of the Company maintained pursuant to Section 1002 (the register maintained in such office designated pursuant to Section 1002 being herein sometimes referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and for the registration of the transfers of Debentures. The Trustee is hereby initially appointed "Debenture Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

     Upon surrender for registration of transfer of any Debenture at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations, of a like aggregate principal amount.

     At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

     All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

     Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     The Company shall not be required to issue or register the transfer or exchange of any Debenture on or after the fifteenth day prior to the mailing of a notice of redemption under Section 1103.

     No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Sections 304, 906 and 1108 not involving any transfer.

     SECTION 306. Mutilated, Destroyed, Lost and Stolen Debentures. If any mutilated Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

     Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen
Debentures.

     SECTION 307. Payment of Interest; Interest Rights Preserved.
Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor
Debentures) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Debenture Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

     SECTION 308. Persons Deemed Owners. Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 309. Cancellation. All Debentures surrendered for payment or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly cancelled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. Unless another manner of disposing of cancelled Debentures is directed by a Company Order, all cancelled Debentures held by the Trustee shall be destroyed by the Trustee in such manner as the Trustee shall determine and a certificate evidencing such destruction and signed by a Responsible Officer of the Trustee shall be delivered to the Company.

     SECTION 310. Computation of Interest. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

                           ARTICLE FOUR

                    SATISFACTION AND DISCHARGE

     SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debentures herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1) either

              (A) all Debentures theretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and have been replaced or paid as provided in Section 306 and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

              (B) all such Debentures not theretofore delivered to the Trustee for cancellation

                  (i) have become due and payable,

                 (ii) will become due and payable at their Stated
Maturity within one year, or

                (iii) are to be called for redemption pursuant to Section 1103 under arrangements satisfactory to the Trustee for the giving of notice of such redemption as provided in such Section 1103, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 306 and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the company or discharged from such trust, as provided in Section 1003), for principal (and premium, if any) and interest to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity or the Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 shall survive.

     SECTION 402. Application of Trust Money; Indemnification. (a) Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401, all money and U.S. Government Obligations deposited with the Trustee pursuant to
Section 403 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 403, shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee or as contemplated by Section 403.

          (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 403 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

          (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Section 403 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received.

     SECTION 403. Satisfaction, Discharge and Defeasance of Debentures. Notwithstanding Section 401, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Debentures, the provisions of this Indenture (except as to the rights of Holders of the Debentures to receive, from the money and U.S. Government Obligations deposited with the Trustee pursuant to this Section 403 or the interest and principal received by the Trustee in respect of such U.S. Government Obligations, payment of the principal of (and premium, if any) or interest on the Debentures on the Stated Maturities thereof or on the Redemption Date, the Company's obligations with respect to the Debentures under Sections 305, 306, 1002 and 1003 and the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company to the Trustee under Section 607) shall no longer be in effect, and the Trustee, at the expense of the Company, shall, upon Company Request, execute proper instruments acknowledging the same, if

          (1) the Company has deposited or caused to be deposited with the Trustee irrevocably (irrespective of whether the conditions in clauses (2), (3) and (4) have been satisfied) as trust funds in trust for the purpose, with reference to this Section 403, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment (referred to below) money in an amount, or (C) a combination thereof, sufficient, in any case, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (and premium, if any) and interest on the Outstanding Debentures on the Stated Maturity of such principal or interest or on the Redemption Date, as the case may be;

          (2) no Event of Default or event which with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 501(4) or Section 501(5) or event which with the giving of notice or lapse of time or both would become an Event of Default under Section 501(4) or Section 501(5) shall have occurred and be continuing on the 91st day after such date;

          (3) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Debentures have been complied with.

                          ARTICLE FIVE

                            REMEDIES

     SECTION 501. Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree Or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon any Debenture when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Debenture at its Maturity; or

          (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Debentures a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (4) the entry by a court having jurisdiction in the premises of
(A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (5) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

     SECTION 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue installments of interest on all Debentures,

               (B) the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures,

               (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Debentures, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, other than the non-payment of the principal of Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

          (1) default is made in the payment of any instalment of interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Debenture at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

     If an event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 505. Trustee May Enforce Claims Without Possession of Debentures. All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

     SECTION 506. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST:  To the payment of all amounts due the Trustee under Section
607;

     SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal (and premium, if any) and interest, respectively; and

     THIRD:  The balance, if any, to the Company.

     SECTION 507. Limitation on Suits. No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Debenture on the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Holder.

     SECTION 509. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 510. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 512. Control by Holders. The Holders of a majority in principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture and would not in the good faith judgment of the Trustee expose the Trustee to personal liability, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 513. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Debentures may, on behalf of the Holders of all the Debentures, waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on any Debenture, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected.

     Upon any such waiver, such default shall cease to exist, aid any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 514. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debenture on or after the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on or after the Redemption Date).

     SECTION 515. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                              ARTICLE SIX

                              THE TRUSTEE

     SECTION 601. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

              (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

              (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

         (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

             (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     SECTION 602. Notice of Defaults. Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Debenture Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debenture, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders; and provided, further, that in the case of any default of the character specified in Section 501(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

     SECTION 603. Certain Rights of Trustee. Except as otherwise provided in Section 601:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request Or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protectiOn in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights Or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     SECTION 604. Not Responsible for Recitals or Issuance of Debentures. The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.


     The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.

     SECTION 605. May Hold Debentures. The Trustee, any Paying Agent, any Debenture Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Debenture Registrar or such other agent.

     SECTION 606. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

     SECTION 607. Compensation and Reimbursement. The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Debentures.

     SECTION 608. Disqualification; Conflicting Interests. (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article.

          (b) In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to all Holders, as their names and addresses appear in the Debenture
Register, notice of such failure.

          (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if

              (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debentures issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

                   (i) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or

                  (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict Of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

              (2) the Trustee or any of its directors or executive officers is an obligor upon the Debentures or an underwriter for the Company;

              (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

              (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or, subject to the provisions of paragraph
(1) of this Subsection, to act as trustee, whether under an indenture or otherwise;

              (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

              (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the Debentures issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

              (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

              (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company; or

              (9) the Trustee owns, on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after May 15 in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above mentioned capacities as of such May 15. If the Company fails to make payment in full of the principal of (or premium, if any) or interest on any of the Debentures when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested I.n it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this Subsection.

     The specification of percentages in paragraphs (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this Subsection.

     For the purposes of paragraphs (6), (7), (8) and (9) of this Subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

          (d) For the purposes of this Section:

              (1) The term "underwriter", when used with reference to the Company, means every person who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

              (2) The term "director" means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

              (3) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

              (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

              (5) The term "Company" means any obligor upon the Debentures.

              (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

          (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

              (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

              (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

              (3) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

              (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                   (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                  (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                 (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                  (iv) securities held in escrow if placed in escrow by the issuer thereof; provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

              (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

     SECTION 609. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $25,000,000, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 610. Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee wider
Section 611.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company.

          (d) If at any time:

              (1) the Trustee shall fail to comply with Section 608(a) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

              (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

              (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Debenture Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 611. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 612. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

     SECTION 613. Preferential Collection of Claims Against Company. (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Debentures and the holders of other indenture securities, as defined in Subsection (c) of this Section:

          (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

          (2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

     Nothing herein contained, however, shall affect the right of the
Trustee:

          (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

          (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months' period;

          (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within four months; or

          (D) to receive payment on any claim referred to in paragraph
(B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

     For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

     If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

     Any Trustee which has resigned or been removed after the beginning of such four months' period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months' period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

          (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such four months' period; and

         (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

          (b) There shall be excluded from the operation of Subsection
(a) of this Section a creditor relationship arising from:

              (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

              (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

              (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

              (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection
(c) of this Section;

              (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

              (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.

         (c) For the purposes of this Section only:

              (1) the term "default" means any failure to make payment in full of the principal of or interest on any of the Debentures or upon the other indenture securities when and as such principal or interest becomes due and payable;

              (2) the term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

              (3) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

             (4) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

              (5) the term "Company" means any obligor upon the Debentures; and

              (6) the term "Federal Bankruptcy Act" means the Bankruptcy Code of 1978, as amended, or Title 11 of the United States Code or any successor statute.


                          ARTICLE SEVEN

        HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 701. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the
Trustee:

          (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, that no such list need be furnished to the Trustee for so long as the Trustee is the Debenture Registrar.

     SECTION 702. Preservation of Information; Communications to Holders.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Debenture Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

          (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Debentures and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

            (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

           (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with
Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

     SECTION 703. Reports by Trustee. (a) Within 60 days after May 15 of each year commencing with the year 1990, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Debenture Register, a brief report dated as of such May 15 with respect to:

              (1) its eligibility under Section 609 and its qualifications under Section 608, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to such effect;

              (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Debentures Outstanding on the date of such report;

              (3) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Debentures) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 613(b)(2), (3),
(4) or (6);

              (4) the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

              (5) any additional issue of Debentures which the Trustee has not previously reported; and

              (6) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Debentures, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

          (b) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Debenture Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Debentures Outstanding at such time, such report to be transmitted within 90 days after such time.

          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Debentures are listed, with the Commission and with the Company. The Company will notify the Trustee when the Debentures are listed on any stock exchange.

     SECTION 704. Reports by Company. The Company shall:

              (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"); or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the 1934 Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

              (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

              (3) transmit by mail to all Holders, as their names and addresses appear in the Debenture Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                           ARTICLE EIGHT

        CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


     SECTION 801. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

              (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State or territory thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debentures and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

              (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

              (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by Section 1007, the Company or such successor corporation or Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Debentures equally and ratably with (or prior to) all indebtedness secured thereby; and

              (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     SECTION 802. Successor Corporation Substituted. Upon any consolidation or merger by the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures.


                            ARTICLE NINE

                       SUPPLEMENTAL INDENTURES


     SECTION 901. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

              (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or

              (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

              (3) to secure the Debentures pursuant to the requirements of Section 1007 or otherwise; or

              (4) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided such action shall not adversely affect the interests of the Holders in any material respect.

     SECTION 902. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby,

              (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof (or the premium payable thereon, if any) or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Debenture or any premium or the interest thereon is payable, or impair the right of any Holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of a redemption, on or after the Redemption Date), or

              (2) reduce the percentage in principal amount of the Outstanding Debentures the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

              (3) modify any of the provisions of this Section, Section 513 or Section 1010, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby, or

              (4) modify any of the provisions of Article Thirteen; except any modification that would otherwise be permitted under Section 901(2) or (4).

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 903. Execution of Supplemental In dentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, immunities or liabilities under this Indenture or otherwise.

     SECTION 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 905. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     SECTION 906. Reference in Debentures to Supplemental Indentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.


                            ARTICLE TEN

                             COVENANTS


     SECTION 1001. Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Debentures in accordance with the terms of the Debentures and this Indenture.

     SECTION 1002. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company initially appoints the Corporate Trust Office of the Trustee as its agent for purposes of presentation or surrender of the Debentures, for payment, registration of transfer and exchange and for service of notices or demands to or upon it in respect of the Debentures and this Indenture. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The. Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     SECTION 1003. Money for Debenture Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Debentures, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal (and premium, if any) or interest; and

          (3) at any time during the continuance of any such default, upon written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, or mail to each Holder at its address as shown in the Debenture Register, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 1004. Corporate Existence. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 1005. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

     SECTION 1006. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 1007. Restrictions on Secured Debt. After the date hereof, the Company will not itself, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any loans, whether or not evidenced by negotiable instruments or securities, or any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (such loans, and such notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being hereinafter in this Section 1007 called "Debt"), secured by pledge of, or mortgage or lien on, any Principal Property of the Company or any Restricted Subsidiary or any shares of capital stock of or Debt of any Restricted Subsidiary (such mortgages, pledges and liens being hereinafter in this
Section 1007 called "Mortgage" or "Mortgages"), without effectively providing that the Debentures (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Debentures) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all Debt secured by Mortgages plus all Attributable Debt of the Company and its Restricted Subsidiaries with respect to sale and leaseback transactions to which Section 1008 is applicable would not exceed 10% of Consolidated Net Tangible Assets; provided, however, that this Section 1007 shall not apply to, and there shall be excluded from Debt secured by Mortgages in any computation under this Section 1007 or
Section 1008, Debt secured by:

          (1) Mortgages on property of, or on any shares of capital stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

          (2) Mortgages in favor of the Company or any Restricted
Subsidiary;

          (3) Mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

          (4) Mortgages on property, shares of capital stock or Debt existing at the time of acquisition thereof, or to secure the payment of all or any part of the purchase price thereof or construction thereon or to secure any Debt incurred prior to, at the time of, or within 180 days after the later of the acquisition of such property, shares of capital stock or Debt or the completion of construction for the purpose of financing all or any part of the purchase price thereof or construction thereon; provided, however, that if such financing is in connection with the acquisition of any Timberlands, and the Board of Directors has determined, within 180 days of such acquisition, that the Company will seek such financing (from a lender or investor not including the Company or any Subsidiary), then the applicable Mortgage shall be deemed to be included in this clause (4) if such Mortgage is created within a further 180 days after the end of such first 180-day period.

          (5) Mortgages securing obligations issued by a State, territory or possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a) of the Internal Revenue Code of 1986, as amended (or any successor to such provision) as in effect at the time of the issuance of such obligations; or

          (6) Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (1) through (5), inclusive; provided, however, that such extension, renewal or replacement Mortgage shall be limited to all or part of the same property, shares of capital stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

     For purposes of this Section 1007 and Section 1008, an "acquisition" of property (including real, personal or intangible property or shares of capital stock or Debt) shall include any transaction or series of transactions by which the Company or a Restricted Subsidiary acquires, directly or indirectly, an interest, or an additional interest (to the extent thereof), in such property, including without limitation an acquisition through merger or consolidation with, or an acquisition of an interest in, a Person owning an interest in such property.

     SECTION 1008. Restrictions on Sales and Leasebacks. After the date hereof, the Company will not itself, and will not permit any Restricted Subsidiary to, enter into any transaction with any bank, insurance company or other lender or investor, or to which any such bank, company, lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property which has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such bank, company, lender or investor, or to any person to whom funds have been or are to be advanced by such bank, company, lender or investor on the security of such Principal Property (herein referred to as a "sale and leaseback transaction") unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to such sale and leaseback transactions plus all Debt secured by Mortgages to which
Section 1007 is applicable would not exceed 10% of Consolidated Net Tangible Assets, provided, however, that this Section 1008 shall not apply to, and there shall be excluded from Attributable Debt in any computation under this Section 1008 or Section 1007, Attributable Debt with respect to any sale and leaseback transaction if:

          (1) the lease in such sale and leaseback transaction is for a period, including renewal rights, of not in excess of three years;

          (2) the Company or a Restricted Subsidiary, within 180 days after the sale or transfer shall have been made by the Company or by such Restricted Subsidiary, applies an amount not less than the greater of the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined in any manner approved by the Board of Directors) to (a) the retirement of Funded Debt of the Company or of a Restricted Subsidiary; provided, however, that the amount to be applied to the retirement of such Funded Debt of the Company or of a Restricted Subsidiary shall be reduced by an amount equal to the sum of (i) the principal amount of any Debentures (or other notes or debentures constituting such Funded Debt) delivered within such 180-day period to the Trustee or other applicable trustee for retirement and cancellation and (ii) the principal amount of such Funded Debt, other than items referred to in the preceding clause (i), voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale; and provided, further, that, notwithstanding the foregoing, no retirement referred to in this clause (a) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision, or (b) the purchase of other property which will constitute Principal Property having a fair market value, in the opinion of the Board of Directors, at least equal to the fair market value of the Principal Property leased in such sale and leaseback transactions;

          (3) such sale and leaseback transaction is entered into prior to, at the time of, or within 180 days after the later of the acquisition of the Principal Property or the completion of construction thereon; provided, however, that if such transaction is in connection with the acquisition of any Timberlands, and the Board of Directors of the Company has determined, within 180 days of such acquisition, that the Company will seek to enter into such transaction (with a lender or investor not including the Company or any Subsidiary), then such transaction shall be deemed to be included in this clause (3) if such transaction is entered into within a further 180 days after the end of such first 180-day period;

          (4) the lease in such sale and leaseback transaction secures or relates to obligations issued by a State, territory or possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includable in gross income of the holder by reason of Section 103(a) of the Internal Revenue Code of 1986, as amended (or any successor to such provision) as in effect at the time of the issuance of such obligations; or

          (5) such sale and leaseback transaction is entered into between the Company and a Subsidiary or between Subsidiaries.

     SECTION 1009. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which, as of the date hereof, is the calendar year) ending after the date hereof, an Officers' Certificate, stating, as to each officer of the Company signing the same, that:

          (1) a review of the activities of the Company during such year and of its performance under this Indenture has been made by such officer or under his or her supervision; and

          (2) to the best knowledge of such officer, based on such review, the Company has fulfilled all of its obligations under this Indenture during such year, or, if there has been a default in such fulfillment, specifying each such default known to such officer and the nature and status thereof.

     SECTION 1010. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1002 to 1008 inclusive, if the Holders of at least a majority in principal amount of the Outstanding Debentures shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                        ARTICLE ELEVEN

              REPURCHASE AT THE OPTION OF HOLDERS


     SECTION 1101. Repurchase at the Option of Holders. In the event that there occurs at any time both (a) a Designated Event with respect to the Company and (b) a Rating Decline, each Holder of the Debentures shall have the right, at such Holder's option, to require the Company to purchase all or any part in the principal amount of $1,000 or any integral multiple thereof of such Holder's Debentures on the date ("Repurchase Date") that is 100 days after the occurrence of the Rating Decline, at 100% of the principal amount thereof, together with accrued interest thereon to the Repurchase Date.

     SECTION 1102. Exercise of Repurchase Right. On or before the twenty-eighth day after the occurrence of the Rating Decline, the Company shall notify the Trustee of the occurrence of the Designated Event and the Rating Decline, and promptly thereafter mail, or cause to be mailed first-class, postage prepaid, to Holders, at the address of record of each such Holder, a notice regarding the Designated Event, the Rating Decline and the repurchase right. At the Company's request, the Trustee shall mail such notice to the Holders in the name and at the expense of the Company. The notice shall state:

          (1) that a Designated Event with respect to the Company and a Rating Decline have both occurred;

          (2) that each Holder has the option to require the Company to repurchase such Holder's Debentures at 100% of the principal amount thereof, together with accrued interest thereon to the Repurchase Date;

          (3) the Repurchase Date;

          (4) the date by which the repurchase right must be exercised;

          (5) the procedure which the Holder must follow to exercise this right;

          (6) that any Debenture not repurchased by the Company will continue to accrue interest as provided therein;

          (7) that, unless the Company defaults in the payment of the repurchase price, interest on the Debentures tendered and accepted for repayment will cease to accrue on the Repurchase Date;

          (8) that any Holder who elects to have its Debenture or Debentures repurchased only in part will be issued one or more new Debentures in the aggregate principal amount equal to the unpurchased portion of the Debenture surrendered for repurchase; and

          (9) that, if on the Repurchase Date 90% or more of the Debentures Outstanding are repurchased by the Company, the Company shall have the option to redeem the remaining Debentures then Outstanding at a price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of redemption.

To exercise this right, the holder of such Debentures shall deliver, at least ten days prior to the Repurchase Date, written notice to the Company (or an agent designated by the Company for such purpose) of the holder's exercise of such right, together with the Debentures with respect to which the right is being exercised, duly endorsed for transfer. Such written notice shall be irrevocable.

     The Company shall accept for payment Debentures or portions thereof properly submitted in exercise of the above-described repurchase option and shall, on or before the Repurchase Date, deliver to the Trustee (i) an Officers' Certificate stating the Debentures or portions thereof accepted for payment by the Company and (ii) money in an amount sufficient to pay 100% of the principal amount of the Debentures accepted for payment, together with accrued interest thereon through and including the Repurchase Date. The Trustee shall, promptly after receipt from the Company, mail or deliver to Holders of Debentures so accepted payment in an amount equal to 100% of the principal amount of the Debentures so accepted, plus accrued interest to the Repurchase Date, and shall authenticate and mail or deliver to each Holder who tendered a Debenture repurchased only in part, one or more new Debentures equal in aggregate principal amount to the unpurchased portion of any Debenture so surrendered; provided that each such new Debenture shall be in a principal amount authorized under Section 302.

     SECTION 1103. Optional Redemption Upon Repurchase of 90% of Debentures. If on any Repurchase Date 90% or more of the Debentures Outstanding on the day on which the related Rating Decline occurred are repurchased by the Company pursuant to the provisions of Section 1101, the Company shall have the option, on not less than 30 nor more than 60 days' written notice to the Holders, to redeem at any time within 90 days after the Repurchase Date (the date of such redemption being sometimes referred to as the "Redemption Date"), in whole but not in part, the Debentures then Outstanding, at a price equal to 100% of the principal amount thereof, together with accrued interest thereon to the Redemption Date.

     The election of the Company to redeem any Debentures pursuant to this Section 1103 shall be evidenced by a Company Order and the Company shall, at least 45 days prior to the Redemption Date, notify the Trustee of the Redemption Date.

     Notice of a redemption pursuant to this Section 1103 shall be given by the Company, or, at the request of the Company, by the Trustee in the name and at the expense of the Company, by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Debentures at its address appearing in the Debenture Register and shall state:

          (1) the Redemption Date;

          (2) the redemption price;

          (3) that on the Redemption Date the redemption price will become due and payable upon each Debenture and that interest thereon will cease to accrue on and after said date; and

          (4) the place or places where such Debentures are to be surrendered for payment of the redemption price.

     Prior to the Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the redemption price of the Debentures.

     Notice of redemption having been given as aforesaid, the Debentures shall, on the Redemption Date, become due and payable at the redemption price therein specified, and from and after such date (unless the Company shall default in the payment of the redemption price) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the redemption price thereof.

     If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption on the Redemption Date, the principal (and premium, if any) shall, until paid, bear interest from the redemption date at the rate borne by the Debenture.

     SECTION 1104. Certain Definitions. As used in this Article Thirteen:

          (1) a "Designated Event" shall be deemed to have occurred at such a time as (i) a "person" or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the 1934 Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of more than 30% of the total voting power of all classes of stock then outstanding of the Company normally entitled to vote in elections of directors ("Voting Stock"); or
(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new director whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or (iii) the Company consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which Voting Stock of the Company is changed into or exchanged for cash, securities or other property, provided that such transaction (a) between the Company and its Subsidiaries or between Subsidiaries or (b) involving the exchange of the Company's Voting Stock as consideration in the acquisition of another business or businesses (without change or exchange of the Company's outstanding Voting Stock into or for cash, securities or other property) shall be excluded from the operation of this clause
(iii); or (iv) the Company or any Subsidiary of the Company purchases or otherwise acquires, directly or indirectly, beneficial ownership of Voting Stock of the Company if, after giving effect to such purchase or acquisition, the Company (together with its Subsidiaries) acquires 30% or more of the Company's Voting Stock within any 12-month period; or (v) on any date (a "Calculation Date") the Company makes any distribution or distributions of cash, property or securities (other than regular dividends, and distributions of capital stock of the Company) to holders of Voting Stock of the Company or purchases or otherwise acquires beneficial ownership of Voting Stock of the Company and the sum of the fair market value of such distribution or purchase, plus the fair market value of all other such distributions and purchases which have occurred during the preceding 12-month period, is at least 30% of the fair market value of the outstanding Voting Stock of the Company. This percentage is calculated on such Calculation Date by determining the percentage of the fair market value of the Company's outstanding Voting Stock as of such Calculation Date which is represented by the fair market value of the distributions and purchases which have occurred on such date and adding to that percentage all of the percentages which have been similarly calculated on the Calculation Dates of all such distributions and purchases during the preceding 12-month period;

          (2) a "Rating Decline" shall be deemed to have occurred if on any date within the 90-day period following public notice of the occurrence of a Designated Event (which period shall be extended so long as the rating of the Debentures is under publicly announced consideration for possible downgrade by a Rating Agency) (i) in the event the Debentures are rated by one or both Rating Agencies on the Rating Date as Investment Grade, the rating of the Debentures by either Rating Agency shall fall below Investment Grade, or (ii) in the event the Debentures are rated by both Rating Agencies on the Rating Date below Investment Grade, the rating of the Debentures by either Rating Agency shall be at least one Full Rating Category below the rating of the Debentures by such Rating Agency on the Rating Date;

          (3) a "Rating Agency" shall mean Standard & Poor's Corporation and its successors ("S&P"), and Moody's Investors Service, Inc. and its successors ("Moody's"), or if S&P or Moody's or both shall not make a rating on the Debentures publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company which shall be substituted for S&P or Moody's or both, as the case may be;

          (4) "Investment Grade" shall mean BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or by any other Rating Agency selected as provided above;

          (5) a "Rating Date" shall mean the date which is 121 days prior to public notice of the occurrence of a Designated Event; and

          (6) a "Full Rating Category" shall mean (i) with respect to S&P, any of the following categories: BB, B, CCC, CC and C, (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, and C and (iii) with respect to any other Rating Agency, the equivalent of any such category of S&P or Moody's used by such other Rating Agency. In determining whether the rating of the Debentures has decreased by the equivalent of one Full Rating Category, gradation within Full Rating Categories (+ and - for S&P; 1, 2, and 3 for Moody's; or the equivalent gradation for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB-, or from BB to B+, will constitute a decrease of less than one Full Rating Category).

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    BOWATER INCORPORATED



                                  By:  /s/ John P. Fucigna
                                     ______________________


Attest:


/s/ Leonard M. Saari
______________________




                                      MANUFACTURERS HANOVER
                                      TRUST COMPANY, Trustee



                                       By: /s/ James M. Foley
                                          ____________________


Attest:


/s/ Michael A. Smith
____________________




STATE OF CONNECTICUT)
                    ) SS.:            9th day of August 1989
COUNTY OF FAIRFIELD )

     On the 9th day of August 1989, before me personally came John P. Fucigna, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Bowater Incorporated one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like, authority.



                              /s/ Mary H. Dombrowski
                              ______________________
                              MARY H. DOMBROWSKI
                              NOTARY PUBLIC
                              MY COMMISSION EXPIRES MARCH 31, 1990

STATE OF NEW YORK )
                  ) SS.:            9th day of August, 1989
COUNTY OF NEW YORK)


On the 9th day of August 1989, before me personally came James M. Foley, to me known, who, being by me duly sworn, did depose and say that he is Assistant Vice President of Manufacturers Hanover Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                         /s/ Zena M. Ruddock
                         ___________________
                         ZENA M. RUDDOCK
                         NOTARY PUBLIC, STATE OF NEW YORK
                         NO. 41-4803-773
                         QUALIFIED IN QUEENS COUNTY
                         CERTIFICATE FILED IN NEW YORK COUNTY
                         COMMISSION EXPIRES SEPTEMBER 30, 1990